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                                                                  Exhibit (e)(3)


                  FORM OF ASSIGNMENT OF DISTRIBUTION CONTRACT


         THIS ASSIGNMENT is effective as of September 30, 1999, by and between Asset Management Fund, Inc., a Maryland corporation (the "Company"), and Asset Management Fund, a Delaware business trust (the "Trust").

         WHEREAS, the Company is a registered investment company under the Investment Company Act of 1940; and

         WHEREAS, the Company and the Trust have entered into an Agreement and Plan of Reorganization (the "Plan"), pursuant to which the Company will transfer all its assets to the Trust and the Trust will assume all of the liabilities of the Company; and

         WHEREAS, the Company has entered into a Distribution Agreement with Shay Financial Services, Inc., dated December 8, 1997, a copy of which is attached hereto; and

         WHEREAS, it is the desire of both the Company and the Trust that the Distribution Agreement be assigned by the Company to the Trust, and that the Trust assume the rights and obligations of the Company thereunder;

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.       ASSIGNMENT AND ASSUMPTION.

         The Corporations hereby conveys, transfers and assign to the Trust all of its right, title and interest in the Distribution Agreement and all documents related thereto (collectively, the "Assigned Contract"). In consideration of such assignment (which assignment the Trust hereby accepts) and subject to the terms conditions, representations and warranties contained herein and in the Plan, the Trust hereby assumes all of the rights and obligations of the Company under the Assigned Contract and hereby agrees to be bound by all covenants and agreements of the Company set forth in the Assigned Contract and to comply with all other terms and conditions of the Assigned Contract. The parties agree that the execution and delivery of this Assignment shall not terminate the Distribution Agreement inasmuch as the assignment was approved by the Board of Directors (including a majority of the independent directors) of the Company.

2.       SUCCESSORS AND ASSIGNS.

         This Assignment shall inure to the benefit of and shall bind the successors, heir, executors, and assigns of the parties hereto.

3.       GOVERNING LAW.

         This Assignment shall be construed and enforced in accordance with the laws of the State of Illinois.


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         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly-authorized representatives, effective as of September 30, 1999.

                                                  ASSET MANAGEMENT FUND, INC.


                                                  By:
                                                     ---------------------------
                                                  Title:       President
                                                        ------------------------

                                                  ASSET MANAGEMENT FUND


                                                  By:
                                                     ---------------------------
                                                  Title:       President
                                                        ------------------------

                               CONSENT AND WAIVER

         Shay Financial Services, Inc., hereby consents to the above-described assignment of its Investment Advisory Agreement by Asset Management Fund, Inc., to Asset Management Fund, hereby agrees that the execution and delivery of this assignment shall not terminate the Distribution Agreement, and hereby waives any additional notice which may be required under said Distribution Agreement.

                                                  SHAY FINANCIAL SERVICES, INC.


                                                  By:
                                                     ---------------------------
                                                  Title:
                                                        ------------------------




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